Exhibit 99.1

FOR IMMEDIATE RELEASE

EXTERRAN PARTNERS, L.P. PRICES PREVIOUSLY ANNOUNCED

PUBLIC OFFERING OF COMMON UNITS

HOUSTON—(BUSINESS WIRE) —Mar. 28, 2014—Exterran Partners, L.P. (NASDAQ: EXLP) (“Exterran Partners”) today announced that it priced a previously announced underwritten public offering of 5,400,000 common units representing limited partner interests in Exterran Partners at $28.36 per common unit.  The offering is expected to close on or about April 2, 2014.  Exterran Partners also granted the underwriters a 30-day option to purchase up to 810,000 additional common units to cover over-allotments, if any.

Exterran Partners intends to use all of the net proceeds, in the amount of $147.3 million, of this offering to fund a portion of the purchase price of its previously announced pending acquisition of natural gas compression assets from MidCon Compression, L.L.C. (“MidCon”) pursuant to that certain purchase and sale agreement, dated as of February 27, 2014, between its subsidiary and MidCon. Pending such use, Exterran Partners intends to use the net proceeds to pay down borrowings outstanding under its revolving credit facility, which amounts may be reborrowed in accordance with the terms of the facility.  If the acquisition does not close, Exterran Partners intends to use the net proceeds for general partnership purposes.

Wells Fargo Securities, BofA Merrill Lynch, J.P. Morgan, RBC Capital Markets and Goldman, Sachs & Co. are acting as joint book-running managers.  A copy of the prospectus supplement and prospectus relating to the offering may be obtained from the following addresses:

Wells Fargo Securities Attn: Equity Syndicate Department 375 Park Avenue New York, NY 10152 Telephone: (800) 326-5897 cmclientsupport@wellsfargo.com	BofA Merrill Lynch 222 Broadway, New York, NY 10038 Attn: Prospectus Department email dg.prospectus_requests@baml.com
J.P. Morgan via Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, New York, 11717 Telephone: (866) 803-9204	RBC Capital Markets Three World Financial Center 200 Vesey Street, 8th Floor New York, NY 10281-8098 Telephone: 877-822-4089

Goldman, Sachs & Co. Prospectus Department 200 West Street New York, NY 10282 Telephone: 1-866-471-2526 Facsimile: 212-902-9316 or By emailing prospectus-ny@ny.email.gs.com

This offering is made pursuant to an effective shelf registration statement and prospectus filed by Exterran Partners with the Securities and Exchange Commission (“SEC”).  This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common units described herein, nor shall there be any sale of these common units in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Exterran Partners is the leading provider of natural gas contract operations services to customers throughout the United States.

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, statements regarding the completion of the offering, the intended use of net proceeds from the offering, the pending acquisition from MidCon and the impact of market conditions on such offering.

While Exterran Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: changes in the capital and financial markets that impact the effect of the pending acquisition from MidCon; the failure to satisfy various other conditions to the closing of the acquisition; market conditions, local, regional and national economic conditions and the impact they may have on Exterran Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; changes in safety, health, environmental and other regulations; and the performance of Exterran Holdings, Inc.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2013 and those set forth from time to time in Exterran Partners’ filings with the SEC. Except as required by law, Exterran Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Source: Exterran Partners, L.P.

Exterran Partners, L.P.
Investors:
David Oatman, 281-836-7035
or

David Miller, 281-836-7895

or
Media:
Susan Moore, 281-836-7398